Exhibit 99.1

news release

Investor Contact John Springer Vice President Investor Relations 630.468.4797	SIRVA Reports Preliminary Results for the Year Ended December 31, 2006

CHICAGO, April 6, 2007 —SIRVA, Inc. (NYSE: SIR), a global relocation services provider, today announced preliminary financial results for the year ended December 31, 2006 as required by certain covenants under the Company’s credit facility. The Company is in the process of performing various closing procedures, as well as finalizing certain open items. The completion of these procedures could result in significant adjustments to the preliminary amounts reported in this release. Therefore, all results reported in this release for 2006 should be considered preliminary until SIRVA completes these procedures and files its Annual Report on Form 10-K for 2006.

The Company announced a preliminary loss from continuing operations of $59.2 million, or $0.80 per diluted share, for the year ended December 31, 2006, as compared to a loss of $271.2 million, or $3.67 per diluted share, for the corresponding period in 2005.  Including discontinued operations, the preliminary net loss was $55.1 million, or $0.75 per diluted share, for the year ended December 31, 2006, as compared to a net loss of $265.4 million, or $3.59 per diluted share, for the corresponding period in 2005.  Revenues were $3,860.0 million for the year ended December 31, 2006, as compared to $3,646.0 million for the corresponding period in 2005.

Financial results for the year ended December 31, 2006 and 2005 include certain non-comparable items. Management believes that normalized financial measures, which exclude these non-comparable items, will facilitate a comparative evaluation of the Company’s underlying operating results. A reconciliation of operating income from continuing operations to earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) from continuing operations on a reported and normalized basis is included at the end of this release.

Preliminary Results for the Year Ended December 31, 2006

SIRVA’s revenues were $3,860.0 million for the year ended December 31, 2006, an increase of $214.0 million, or 5.9 percent, from $3,646.0 million for the same period in 2005.  Service revenues were $2,101.7 million for the year ended December 31, 2006, a decrease of $34.1 million, or 1.6 percent, from $2,135.8 million for the same period in 2005.  The decline in service revenue was driven by lower shipment volume in the Company’s Moving Services North America segment, which more than offset the impact of an increase in fixed-fee closings within the Company’s Global Relocation Services segment.  Home sale revenues were $1,758.3 million for the year ended December 31, 2006, an increase of $248.1 million, or 16.4 percent, from $1,510.2 million for the same period in 2005.

Operating income from continuing operations was $4.1 million for the year ended December 31, 2006, as compared to an operating loss of $132.5 million for the same period in 2005.  EBITDA from continuing operations was $31.4 million for the year ended December 31, 2006, as compared to a loss of $91.2 million for the same period in 2005.  Included in the results for the year ended December 31, 2006 are the following non-comparable items:

      •        $12.9 million of gains primarily related to the sale of certain U.K. properties;

      •        $10.5 million of debt extinguishment expenses;

      •        $3.1 million of stock option expense incurred in connection with implementing SFAS

                No. 123 (R);

      •        $2.7 million of expense related to settlement of certain legal claims within the

                Company’s Moving Services North America segment; and

      •        $0.3 million of Europe restructuring and impairment charges.

On a normalized basis, operating loss from continuing operations was $2.7 million for the year ended December 31, 2006, an improvement of $5.5 million, as compared to normalized operating loss of $8.2 million for the same period in 2005.  The reduction in operating losses was driven by the Company’s Moving Services Europe and Asia Pacific segment, where significant expense reductions (including a $4.0 million decrease in depreciation and amortization expense) and stabilizing European market conditions led to a $24.8 million reduction in operating losses versus the same period in 2005.  This improvement in performance more than offset a $13.1 million increase in expenses within the Company’s Corporate segment, primarily related to audit, legal and Sarbanes Oxley related professional fees.  In the Company’s Global Relocation segment, operating income declined $7.1 million due primarily to the higher home inventory losses associated with the softening U.S. real estate market.  Moving Services North America operating income improved by $0.9 million in 2006, as expense reductions more than offset the impact of lower shipment volumes. The fourth quarter financial performance was adversely impacted by lower operating results from Moving Services Europe and Global Relocation as well as higher professional fees.

Normalized EBITDA from continuing operations for the year ended December 31, 2006 was $35.1 million, an increase of $0.3 million, as compared to $34.8 million for the same period in 2005.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s results, the Company also routinely discloses certain financial measures that are not recognized under generally accepted accounting principles (“GAAP”) within the meaning of Regulation G under the federal securities laws, including EBITDA.

Management believes this information is of interest to investors and facilitates more useful period-to-period comparisons of the Company’s financial results. Pursuant to the requirements of Regulation G, the Company has provided in this release a definition and a calculation of EBITDA and a reconciliation of EBITDA from continuing operations to operating income from continuing operations, the most direct comparable GAAP measure.

About SIRVA, Inc.

SIRVA, Inc. is a leading provider of relocation solutions to a well-established and diverse customer base around the world. The Company handles all aspects of relocation, including home purchase and home sale services, household goods moving, mortgage services and title insurance. SIRVA conducts more than 300,000 relocations per year, transferring corporate and government employees along with individual consumers. The Company operates in more than 40 countries with over 4,000 employees and an extensive network of agents and service providers. SIRVA’s well-recognized brands include Allied, Allied International, Allied Pickfords, Allied Special Products, DJK Residential, Global, northAmerican, northAmerican International, Pickfords, SIRVA Mortgage, SIRVA Relocation and SIRVA Settlement. More information about SIRVA can be found on the Company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries. There can be no assurance that future developments affecting the Company will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Item 1A. Risk Factors” and other risks described in the Company’s 2005 Annual Report on Form 10-K. The

Company does not intend, and is under no obligation, to update any particular forward-looking statement included in this release.

SIRVA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Years Ended December 31,
(In millions, except per share amounts)	2006	2005
Revenues:
Service revenue	$2,101.7	$2,135.8
Home sale revenue	1,758.3	1,510.2
Total revenues	3,860.0	3,646.0

Direct expenses:
Purchased transportation expense	1,213.0	1,289.8
Cost of homes sold	1,796.2	1,524.1
Other direct expense	495.2	484.3
Total direct expenses	3,504.4	3,298.2
Gross margin	355.6	347.8

Operating expenses:
General and administrative expense	354.7	406.0
Gain on sale of assets	(12.9)	—
Intangibles amortization	9.4	11.6
Restructuring expense	0.3	9.9
Impairments	—	52.8
Operating income (loss) from continuing operations	4.1	(132.5)

Interest expense, net	51.2	32.4
Debt extinguishment expense	10.5	1.7
Other (income) expense, net	(0.6)	0.3
Loss from continuing operations before income taxes	(57.0)	(166.9)
Income tax expense	2.2	104.3
Loss from continuing operations	(59.2)	(271.2)
Income from discontinued operations, net of income tax expense of $18.0 and $13.3, respectively	4.1	5.8
Net loss	$(55.1)	$(265.4)

Basic and diluted loss per share:
Loss from continuing operations	$(0.80)	$(3.67)
Income from discontinued operations	0.06	0.08
Net loss	(0.75)	(3.59)

SIRVA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	At December 31,
(In millions, except share amounts)	2006	2005

Assets
Current assets:
Cash and cash equivalents	$40.3	$30.3
Short-term investments	49.0	40.2
Accounts and notes receivable, net of allowance for doubtful accounts of $15.8 and $19.3, respectively	359.5	351.3
Relocation properties held for resale, net	220.7	118.0
Mortgages held for resale	86.9	84.7
Other current assets	34.2	33.2
Total current assets	790.6	657.7
Property and equipment, net	86.6	114.7
Goodwill	294.9	325.8
Intangible assets, net	212.1	217.3
Other long-term assets	25.8	31.3
Total long-term assets	619.4	689.1
Total assets	$1,410.0	$1,346.8

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt	$159.7	$125.2
Accounts payable	270.1	189.5
Accrued purchased transportation expense	74.6	77.0
Deferred revenue and other deferred credits	52.8	49.9
Accrued income taxes	45.2	41.3
Cargo claims and other loss reserves	25.1	26.9
Other current liabilities	125.6	158.9
Total current liabilities	753.1	668.7
Long-term debt	429.7	434.7
Deferred income taxes	71.4	65.2
Other long-term liabilities	93.5	81.4
Total long-term liabilities	594.6	581.3
Total liabilities	1,347.7	1,250.0

Stockholders’ equity:
Common stock, $0.01 par value, 500,000,000 shares authorized with 73,964,515 issued and outstanding at December 31, 2006 and 76,537,345 issued and 73,943,366 outstanding at December 31, 2005	0.8	0.8
Additional paid-in-capital	481.8	487.3
Accumulated other comprehensive loss	(11.5)	(27.5)
Accumulated deficit	(408.8)	(353.7)
	62.3	106.9
Less cost of treasury stock, 2,593,979 shares at December 31, 2005	—	(10.1)
Total stockholders’ equity	62.3	96.8
Total liabilities and stockholders’ equity	$1,410.0	$1,346.8

SIRVA, INC.
Supplemental Reconciliations
(unaudited)

	For the Years Ended December 31,
(In millions)	2006	2005

Normalized Operating Loss from Continuing Operations

Operating income (loss) from continuing operations — as reported	$4.1	$(132.5)
Gain on sale of assets	(12.9)	—
Stock compensation expense	3.1	0.5
Litigation charge	2.7	—
Europe restructuring and impairment charges	0.3	62.7
Independent and internal reviews expense	—	61.1
Normalized operating loss from continuing operations	$(2.7)	$(8.2)

EBITDA

Loss from continuing operations before income taxes — as reported	$(57.0)	$(166.9)
Interest expense, net	49.3	30.6
Depreciation and amortization	39.1	45.1
EBITDA	$31.4	$(91.2)

Note: Amortization of debt issuance costs of $1.9 and $1.8 for the years ended December 31, 2006 and 2005, respectively, have been excluded from interest expense in this schedule and included in depreciation and amortization.

Normalized EBITDA

EBITDA	$31.4	$(91.2)
Gain on sale of assets	(12.9)	—
Debt extinguishment	10.5	1.7
Stock compensation expense	3.1	0.5
Litigation charge	2.7	—
Europe restructuring and impairment charges	0.3	62.7
Independent and internal reviews expense	—	61.1
Normalized EBITDA	$35.1	$34.8